Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 11, 2017

Cars.com Inc.

175 West Jackson Boulevard, Suite 800

Chicago, Illinois 60604

Re:	Registration Statement on Form S-1

We have acted as special counsel to Cars.com Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2017, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of a total of 111,066 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable upon the settlement of certain restricted stock awards and performance shares under the Cars.com Omnibus Incentive Compensation Plan (the “Plan”) to be issued in connection with the planned distribution by TEGNA Inc., a Delaware corporation (“Parent”), of all of the outstanding shares of Common Stock to the holders of common stock, par value of $1.00 per share, of Parent (the “Distribution”). In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving the opinion contained herein, we have examined originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the written document constituting the Plan, the Registration Statement and the Company’s certificate of incorporation and bylaws as currently in effect and amendments thereto as contemplated to be in effect at the time of the Distribution (the certificate of incorporation, as so amended, the “Certificate of Incorporation” and the bylaws, as so amended, the “Bylaws”), and we have reviewed such matters of law and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of Parent and the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

We are members of the Bar of the State of New York and we express no opinion herein concerning any law other than the Delaware General Corporation Law.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Registration Statement has been declared effective by the SEC, the Certificate of Incorporation and the Bylaws each becomes effective and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and in accordance with the provisions of the Plan, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz